                                                                     EXHIBIT 4.4


                                 METLIFE, INC.,
                                     ISSUER

                                      AND

                         BANK ONE TRUST COMPANY, N.A.,
                                    TRUSTEE




                               ------------------

                         FOURTH SUPPLEMENTAL INDENTURE

                         DATED AS OF DECEMBER 10, 2002

                               ------------------


                                  $600,000,000

                               6.50% SENIOR NOTES

                             DUE DECEMBER 15, 2032

                              TABLE OF CONTENTS(1)


                                    ARTICLE I

                    6.50% SENIOR NOTES DUE DECEMBER 15, 2032

                                                                            PAGE
                                                                            ----
SECTION 1.01  Establishment...............................................    3
SECTION 1.02  Definitions.................................................    4
SECTION 1.03  Payment of Principal and Interest...........................    4
SECTION 1.04  Denominations...............................................    5
SECTION 1.05  Global Securities...........................................    5
SECTION 1.06  Transfer   .................................................    6
SECTION 1.07  Defeasance .................................................    6
SECTION 1.08  Redemption at the Option of the Company.....................    6


                                ARTICLE II

                         MISCELLANEOUS PROVISIONS

SECTION 2.01  Recitals by the Company.....................................    7
SECTION 2.02  Ratification and Incorporation of Original Indenture........    8
SECTION 2.03  Executed in Counterparts....................................    8

----------
(1) This Table of Contents does not constitute part of the Fourth Supplemental Indenture and shall not have any bearing upon the interpretation of any of its terms or provisions.

      THIS FOURTH SUPPLEMENTAL INDENTURE is made as of the 10th day of December, 2002, by and between METLIFE, INC., a Delaware corporation (the "Company"), and Bank One Trust Company, N.A., a national banking corporation, as trustee (the "Trustee"):

      WHEREAS, the Company has heretofore entered into an Indenture, dated as of November 9, 2001 (the "Original Indenture") with the Trustee;

      WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Fourth Supplemental Indenture, is herein called the "Indenture";

      WHEREAS, under the Original Indenture, a new series of senior notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

      WHEREAS, the Company proposes to create under the Indenture a new series of senior notes;

      WHEREAS, additional senior notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

      WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                    6.50% SENIOR NOTES DUE DECEMBER 15, 2032

SECTION 1.01. Establishment.

      There is hereby established a new series of senior notes to be issued under the Indenture, to be designated as the Company's 6.50% Senior Notes due December 15, 2032 (the "2032 Senior Notes").

      There are to be authenticated and delivered 2032 Senior Notes, initially limited in aggregate principal amount of $600,000,000, and no further 2032 Senior Notes shall be authenticated and delivered except as provided by Section 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the 2032 Senior Notes may be increased in the future, without the consent of the holders of the 2032 Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the 2032 Senior Notes. The 2032 Senior Notes shall be issued in fully registered form.

      The 2032 Senior Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the 2032 Senior Notes shall be The Depository Trust Company.

      The form of the Trustee's Certificate of Authentication for the 2032 Senior Notes shall be substantially in the form set forth in Exhibit B hereto.

      Each 2032 Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.02. Definitions.

      The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

      "Interest Payment Date" means June 15 and December 15 of each year, commencing June 15, 2003.

      "Original Issue Date" means December 10, 2002.

      "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the preceding June 1 or December 1, as the case may be.

      "Stated Maturity" means December 15, 2032.

SECTION 1.03. Payment of Principal and Interest.

      The principal of the 2032 Senior Notes shall be due at Stated Maturity. The unpaid principal amount of the 2032 Senior Notes shall bear interest at the rate of 6.50% per year until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing June 15, 2003, to the Person in whose name the 2032 Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 4.01 of the Original Indenture.

      Payments of interest on the 2032 Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 2032 Senior

Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the 2032 Senior Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

      Payment of the principal and interest due at the Stated Maturity of the 2032 Senior Notes shall be made upon surrender of the 2032 Senior Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the 2032 Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment
Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

SECTION 1.04. Denominations.

      The 2032 Senior Notes may be issued in denominations of $1,000, or any integral multiple thereof.

SECTION 1.05. Global Securities.

      The 2032 Senior Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, 2032 Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, 2032 Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

      Owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a 2032 Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

      A Global Security shall be exchangeable for 2032 Senior Notes registered in the names of Persons other than the Depositary or its nominee only as provided by Section 2.11(c) of the Original Indenture. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2032 Senior Notes registered in such names as the Depositary shall direct.

SECTION 1.06. Transfer.

      No service charge will be made for any registration of transfer or exchange of 2032 Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.07. Defeasance.

      The provisions of Sections 13.02 and 13.03 of the Original Indenture will apply to the 2032 Senior Notes.

SECTION 1.08. Redemption at the Option of the Company.

      The 2032 Senior Notes will be redeemable, in whole or in part, at the option of the Company at any time (a "Redemption Date"), at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the 2032 Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the 2032 Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points; plus in each case, accrued and unpaid interest on the 2032 Senior Notes to be redeemed to such Redemption Date.

      "Treasury Rate" means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2032 Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2032 Senior Notes.

      "Independent Investment Banker" means either Merrill Lynch, Pierce, Fenner & Smith Incorporated or Wachovia Securities, Inc., as specified by the Company, and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

      "Comparable Treasury Price" means with respect to any Redemption Date for the 2032 Senior Notes (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and three other primary U.S. government securities dealers (each a "Primary Treasury Dealer"), as specified by the Company; provided that (1) if any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.

      "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

      Notwithstanding Section 3.02 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

      The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

      If less than all of the 2032 Senior Notes are to be redeemed, the Trustee shall select the 2032 Senior Notes or portions of the 2032 Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption 2032 Senior Notes and portions of 2032 Senior Notes in amounts of whole multiples of $1,000.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

SECTION 2.01. Recitals by the Company.

      The recitals in this Fourth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2032 Senior Notes and of this Fourth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 2.02. Ratification and Incorporation of Original Indenture.

      As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.03. Executed in Counterparts.

      This Fourth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                            METLIFE, INC.


                                            By:  /s/: Anthony J. Williamson
                                                 -------------------------------
                                                 Name: Anthony J. Williamson
                                                 Title: SVP and Treasurer


                                            BANK ONE TRUST COMPANY, N.A.


                                            By:  /s/: Mary R. Fonti
                                                 -------------------------------
                                                 Name: Mary R. Fonti
                                                 Title: Vice-President

                                   EXHIBIT A

                FORM OF 6.50% SENIOR NOTE DUE DECEMBER 15, 2032

      THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO METLIFE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE ORIGINAL INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. ____                                                CUSIP No. 59156R AE 8
                                                        ISIN No. US59156RAE80

                                 METLIFE, INC.
                               6.50% Senior Note
                             Due December 15, 2032


Principal Amount:                  $

Regular Record Date:               with respect to each Interest Payment Date,
                                   the close of business on the preceding June 1 or December 1, as the case may be

Original Issue Date:               December 10, 2002

Stated Maturity:                   December 15, 2032

Interest Payment Dates:            June 15 and December 15, commencing June 15,
                                   2003

Interest Rate:                     6.50% per year

Authorized Denomination:           $1,000


      MetLife, Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ____________ ($_________) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on June 15, 2003, and on the Stated Maturity at the rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 4.01 of the Original Indenture.

      Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this
Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

      Payment of the principal of and interest due at the Stated Maturity of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. The principal of and interest on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

      The Senior Notes (as defined on the reverse hereof) will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the other senior unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Senior Notes will rank senior to any subordinated indebtedness of the Company.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                     METLIFE, INC.

                                                     By: _______________________
                                                         Name:
                                                         Title:


Attest:


____________________
Name:
Title:


                            [Seal of MetLife, Inc.]

                         CERTIFICATE OF AUTHENTICATION

      This is one of the 6.50% Senior Notes due December 15, 2032 referred to in the within-mentioned Indenture.

                                                   BANK ONE TRUST COMPANY, N.A.,
                                                   as Trustee

                                                   By: _________________________
                                                       Authorized Officer

                             (Reverse Side of Note)

      This Note is one of a duly authorized issue of senior notes of the Company issued and issuable in one or more series under an Indenture dated as of November 9, 2001 (the "Original Indenture"), as supplemented by the Fourth Supplemental Indenture, dated as of December 10, 2002 (the "Fourth Supplemental Indenture," and together with the Original Indenture, the "Indenture"), between the Company and Bank One Trust Company, N.A., as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof as 6.50% Senior Notes due December 15, 2032 (the "Senior Notes"), initially limited in aggregate principal amount of $600,000,000; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

      This Note is exchangeable in whole or from time to time in part for Senior Notes of this series in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company in its sole discretion determines that this Note shall be exchangeable for Senior Notes of this series in definitive registered form and executes and delivers to the Security Registrar a written order of the Company providing that this Note shall be so exchangeable, this Note shall be exchangeable for Senior Notes of this series in definitive registered form, provided that the definitive Senior Notes so issued in exchange for this Note shall be in denominations of $1,000 and any integral multiples, without coupons, and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Senior Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

      The Senior Notes will be redeemable, in whole or in part, at the option of the Company at any time (a "Redemption Date"), at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points; plus in each case, accrued and unpaid interest on the Senior Notes to be redeemed to such Redemption Date.

      "Treasury Rate" means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

      "Independent Investment Banker" means either Merrill Lynch, Pierce, Fenner & Smith Incorporated or Wachovia Securities, Inc., as specified by the Company, and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury

Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

      "Comparable Treasury Price" means with respect to any Redemption Date for the Senior Notes (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc., and three other primary U.S. government securities dealers (each a "Primary Treasury Dealer"), as specified by the Company; provided that (1) if any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.

      "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

      Notwithstanding Section 3.02 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

      The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

      If less than all of the Senior Notes are to be redeemed, the Trustee will select the Senior Notes or portions of Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in amounts of whole multiples of $1,000.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Paying Agent and the Security Registrar of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary.

      The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.

      No recourse shall be had for payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      This Note shall be governed by, and construed in accordance with, the internal laws of the state of New York.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian under
                                             Uniform Gift to Minors Act

                                             __________________________
                                             (State)
TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of
         survivorship and not as
         tenants in common

                   Additional abbreviations may also be used
                         though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

________________________________________________________________________________

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ______________                        ___________________________________

                                             ___________________________________
                                             NOTICE: The signature to this
                                             assignment must correspond with the
                                             name as written upon the face of
                                             the within instrument in every
                                             particular without alteration or
                                             enlargement, or any change
                                             whatever.

                                   EXHIBIT B

                         CERTIFICATE OF AUTHENTICATION

      This is one of the 6.50% Senior Notes due December 15, 2032 referred to in the within-mentioned Indenture.

                                                 BANK ONE TRUST COMPANY, N.A.,
                                                 as Trustee

                                                 By: ___________________________
                                                     Authorized Officer